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                       OPERATING AND MANAGEMENT AGREEMENT

        THIS AGREEMENT, made as of the 31st day of July, 1984, by and between POSADAS DE SAN JUAN ASSOCIATES, a joint venture formed pursuant to the general partnership law of the State of New York ("Owner"), and WILLIAMS HOSPITALITY MANAGEMENT CORPORATION, a Delaware corporation ("Manager").

                              W I T N E S S E T H:

        WHEREAS, Owner owns a hotel and casino in San Juan, Puerto Rico which was formerly known as the El San Juan Hotel (the "Hotel"); and

        WHEREAS,  the  Hotel is  currently  closed  and will  undergo  extensive
remodeling,   renovation  and  refurbishing  (the  "Renovation")  prior  to  its scheduled re-opening in September, 1985; and

        WHEREAS, the parties mutually desire Manager to provide technical assistance services during the Renovation and to control, supervise and direct the operation and management of the Hotel on behalf of Owner after the opening of the Hotel;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:

        1.     PRE-OPENING PERIOD.

               1.1 Technical Assistance Services. From the date hereof until the Commencement Date (as hereinafter defined in Section 2.1) (the "Pre-Opening Period"), Manager shall make available technical assistance services as are reasonably required from time








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to time in connection with the Renovation,  including providing advice, guidance and supervision to Owner in connection with the planning, designing and implementation of the Renovation.

               1.2 Pre-Opening Program. In addition to providing technical assistance services pursuant to Section 1.1 of this Agreement, during the Pre-Opening Period, Manager shall (a) recruit and train the initial staff of the Hotel using such training techniques as Manager shall reasonably deem advisable,
(b) organize the Hotel's operations and services, including licenses and concessionaires, and (c) provide for the marketing program of the Hotel, which shall include advertising, promotions, literature, travel, business entertainment and opening celebration ceremonies.

               1.3 Renovation. Owner shall proceed diligently to complete the Renovation in accordance with the plans and specifications previously approved by Owner and Manager so that the Hotel may be operated as a first class luxury resort hotel.

               1.4 Working Capital and Supplies. Prior to the Commencement Date, Owner shall provide all necessary working capital and all necessary inventories of chinaware, silverware, utensils, glasses, linens, towels, uniforms, food, beverage, paper products, soap, cleaning supplies and other operating supplies and consumables as Manager deems reasonably necessary to operate the Hotel as a first class luxury resort hotel.

               1.5 Expenses. All costs, fees and expenses incurred during the Pre-Opening Period, including the cost of the Renovation, the cost of the pre-opening program set forth in Section 1.2 of this Agreement and the cost of the supplies set forth in Section 1.4 of this Agreement shall be borne by Owner and shall not be the responsibility of Manager.


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        2.     APPOINTMENT OF MANAGER.

               2.1 Appointment and Term. Owner hereby appoints and employs Manager to act as its agent for the supervision, direction and control of the operation and management of the Hotel on Owner's behalf, upon the terms and conditions hereinafter set forth, for a term of 20 years beginning on the first day Owner opens the Hotel to the general public and commences business as a fully renovated first class luxury resort hotel (the "Commencement Date"). Manager hereby accepts such appointment and shall supervise, direct and control the operation and management of the Hotel during the term of this Agreement upon the terms and conditions hereinafter set forth.

               2.2 Relation of the Parties. Subject to the provisions of this Agreement, Manager shall have complete control and discretion in the management of the Hotel and shall be free from interruption or disturbance in managing the Hotel. Notwithstanding anything herein to the contrary, in performing its duties hereunder, Manager shall act only as the appointed agent or representative of Owner, and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the parties hereto except that of principal and agent. All debts and liabilities incurred by Manager in the course of the Pre-Opening Period and its management and operation of the Hotel pursuant to this Agreement shall be the debts and obligations of Owner only and shall be borne by Owner and shall not be the responsibility of Manager.

        3.     BUDGETS.

               3.1 General Policy. It is the intention of the parties to operate the Hotel at all times in accordance with pre-established budgets which will be prepared by Manager and


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reviewed and approved by Owner. All budgeting,  planning, accounting records and reports will be based upon generally accepted accounting principles consistently applied and the Uniform System of Accounts for Hotels, copyrighted by the Hotel Association for New York City, 7th edition of 1977, as amended from time to time.

               3.2 Fiscal Year. For all purposes under this Agreement, the Hotel's fiscal year ("Fiscal Year") will be the twelve-month period ending on September 30 or such other period as Owner shall designate, which period shall be reasonably acceptable to Manager.

               3.3 Annual Budgets. For each Fiscal Year hereunder commencing with the Fiscal Year commencing on October 1, 1985, Manager shall submit to Owner 60 days before the beginning of each such Fiscal Year, reasonably detailed operating, capital and cash flow budgets (the "Annual Budgets"). If Owner does not notify Manager in writing within 30 days from the receipt of such budgets that it objects to such budgets, specifying its objections in reasonable detail, the Annual Budgets shall be deemed approved by Owner. After such approval, Manager may, if reasonably deemed by Manager to be in the best interests of the Hotel, exceed the expenditures provided in the Annual Budgets by up to ten (10%) percent for any Fiscal Year of operation hereunder without obtaining prior written approval of Owner. If Owner disapproves the Annual Budgets for any Fiscal Year, Manager may continue to operate the Hotel and make expenditures for such Fiscal Year within the parameters of the Annual Budgets for the most recent Fiscal Year approved by Owner.

               3.4 No Guarantee. Manager makes no guarantee, warranty or representation whatsoever with respect to the foregoing budgets, including whether there will be profits or losses from the operation of the Hotel. Such budgets are intended as estimates only.


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        4.     OPERATION.

               4.1 Operational Standards, Etc. Manager shall, at the expense of Owner, operate the Hotel as a first class luxury resort hotel in accordance with the provisions of this Agreement.

        Owner hereby warrants to Manager uninterrupted control and operation of the Hotel during the term of this Agreement, unless this Agreement is earlier terminated pursuant to the provisions of this Agreement. Owner shall not interfere or involve itself with the day-to-day operation of the Hotel, and Manager may operate the Hotel free of molestation, eviction, disturbance by Owner or any third party claiming by, through or under Owner. Manager shall have absolute discretion in the determination of room rates, food and beverage menu prices, and charges to guests for other services performed by the Hotel for guests and may alter room rates or other charges without prior consultation with Owner. Such absolute control and discretion shall extend to the use of the Hotel for all customary purposes, including, the terms of admittance to the Hotel for rooms, for commercial purposes, for privileges of entertainment, the labor policies of the Hotel and all phases of publicity and promotion. Owner agrees that no influence will be brought on Manager relating to the granting or extension of credit. Credit facilities shall be given by Manager in its discretion and in accordance with Manager's standard practice.

               4.2 Permits. Manager shall, on behalf of and with the cooperation of Owner and at Owner's sole expense, obtain all necessary licenses, findings of suitability, approvals and permits from the applicable governmental authorities (the "Governmental Authorities"), including the Secretary of the Treasury of the Commonwealth of Puerto Rico and any other governmental


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body  or  agency  having  authority  over  gaming,  as may be  required  for the operation of the Hotel throughout the term of this Agreement, including without limitation, such liquor, bar, restaurant, gaming, sign and hotel licenses as may be required for the operation of the Hotel as a first class luxury resort hotel.
Manager   undertakes  to  comply  in  all  material  respects  with  the  rules, regulations and orders of the Government Authorities and with any conditions set out in any such licenses and permits and at all times to operate and manage the
Hotel   substantially   in  accordance   with  such  conditions  and  any  other
requirements of the law.

               4.3 Personnel.

                   4.3.1 Manager, as agent for Owner, shall hire, supervise, direct the work of, discharge, and determine the compensation and other benefits of all personnel working in the Hotel during the term hereof and the Pre-Opening Period, all of whom shall be in the sole employ of Owner and not in the employ of Manager. Manager shall be the sole judge of the fitness and qualifications of such personnel and shall have absolute discretion in the hiring, supervision, direction, discharging and determination of the compensation and other benefits of such personnel during the course of their employment. Manager shall in no way be liable to such personnel for their wages, compensation or other benefits (including, without limitation, severance, vacation and termination pay), nor to Owner, and Owner shall not interfere with or give orders or instructions to personnel employed at the Hotel.

               Manager shall employ such of its personnel as deemed necessary by Manager for the performance of its duties hereunder. During the term hereof and the Pre-Opening Period, Manager shall be reimbursed by Owner for the salary and out-of-pocket expenses of such personnel and other compensation or benefits. If such personnel perform services for other


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hotels  managed  by  Manager,  such  personnel's  salary,   expenses  and  other
compensation and benefits shall be fairly allocated by Manager. Manager shall have the right to grant complementary rooms and food and beverages to key personnel and their families, or to others wherein such is customary in the hotel industry or in Manager's standard practice or policy.

                   4.3.2 The costs, fees, compensation or other expenses of any persons engaged by Owner or Manager during the term hereof and the Pre-Opening Period to perform duties of a specialist in nature related to the operation, maintenance or protection of the Hotel, such as engineers, designers, attorneys, independent accountants and the like, shall be borne by Owner and shall not be the responsibility of Manager.

               4.4 Sales and Promotion. Manager may cause the Hotel, on behalf of Owner and at the sole expense of Owner, to participate in sales and promotional campaigns and activities involving complementary rooms and food and beverages to travel agents, tourist officials and airline representatives.

        Manager, on behalf of Owner and at the sole expense of Owner, shall institute and supervise a sales and marketing program.

               4.5 Maintenance and Capital Replacement. Owner and Manager recognize the necessity of a program of replacement of furnishings and equipment and the need to cause the Hotel to be furnished, equipped and landscaped as a first class luxury resort hotel.

               4.6 Operating, Supply and Maintenance Contracts. Manager is authorized to make and enter into in the name of, for the account of, and at the expense of Owner all such contracts and agreements as are in Manager's opinion necessary for the operation, supply and maintenance of the Hotel and to pay the same when due from the Hotel's accounts. Manager


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shall be  required  to obtain the  consent  of Owner  before  entering  into any contract, agreement or purchase involving any structural repair, alteration or rehabilitation of the Hotel or the repair or replacement of any furnishings, fixtures or equipment contained therein if not provided for in the Annual Budgets and if the amount payable under such contract exceeds the sum of $50,000.

               4.7 Accounting Services. As an expense of Owner, Manager shall maintain an accurate accounting system in connection with its management of the Hotel. The books and records shall be kept in accordance with Section 3.1 of this Agreement, shall be maintained at the Hotel, and shall be the property of Owner. As an expense of Owner, Manager shall comply with all requirements in respect of internal controls and accounting and shall prepare all required reports under the rules and regulations of the Government Authorities or any other applicable law or regulation.

        As an expense of Owner, a certified audit of the Hotel shall be performed annually by Ernst and Whinney or another independent accounting firm mutually acceptable to Owner and Manager and at least one copy thereof shall be furnished to each party. Nothing herein contained shall prevent Manager's shareholders or Owner's joint venturers or their duly authorized designees or their independent accounting firms from examining the books and records of the Hotel.

        On or before the 25th day of each month, Manager shall furnish Owner with a statement for the preceding calendar month of the gross income received from rooms, food and beverages, gaming and other sources, guest room occupancy percentage, average room rate and total


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expenses paid by category  during the said month,  such statement to be prepared in accordance with Section 3.1 of this Agreement.

               4.8 Bank Accounts. Manager shall establish such bank accounts as Manager deems appropriate for the operation of the Hotel.

               4.9 Concessions. Manager is authorized to consummate, in the name of and for the benefit of Owner, arrangements and leases with concessionaires, licensees, tenants and other intended users of any facilities related to the Hotel. Copies of all such arrangements and leases shall be furnished to Owner.

               4.10 Working Capital. Owner shall, at its sole expense, provide Manager with sufficient working capital for the uninterrupted and efficient operation of the Hotel in accordance with the Annual Budgets.

               4.11 Legal Actions. Manager may institute, at its sole option, in its name or Owner's name, but at the sole expense of Owner, legal actions or other proceedings to collect charges or rents, to oust guests or tenants, or to terminate leases or agreements.

               4.12   Expenses.

                      4.12.1 All costs, expenses, funding of operating deficits and working capital, debts, obligations and liabilities under this Agreement ("Owner's Financial Obligations") shall be the sole and exclusive responsibility and obligation of Owner. It is understood that statements in this Agreement indicating that Manager shall furnish, provide or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Manager is liable or responsible to fund or pay for such items or services.


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                      4.12.2 Owner shall  reimburse  Manager upon demand for any money or other property which Manager may in its discretion pay out for any reason whatsoever in performing its duties hereunder whether the payment is for operating expenses or any other charges or debts, including, without limitation, the payment of the principal and interest due pursuant to the Financing Agreement (as hereinafter defined in Section 5.5); provided, however, that it is understood and agreed that Manager shall have no obligation or duty to fund or pay for any of Owner's Financial Obligations or advance any of its own funds for the operation of the Hotel.

                      4.12.3 As agent for Owner and at Owner's sole expense, Manager shall cause to be paid all taxes, fees and other charges due by Owner to the Government Authorities and other federal, commonwealth, state and local authorities in respect of the operation of the Hotel.

                      4.12.4 With respect to any deficits which may arise as a result of operations of the Hotel, Owner shall be obligated to fund and pay such deficits which are not covered by the Hotel income, within 10 days after written request therefor by Manager. If Owner fails or delays in furnishing funds to cover such deficits (by unreasonable failure to approve or delay in approving the budgets provided for in Section 3.3 of this Agreement in a timely manner or otherwise), Manager shall have no responsibility or liability, and Owner shall indemnify and hold harmless Manager with respect to any liability, however arising, which may arise out of or relate to, directly or indirectly, such failure or delay in funding such deficits.

                      4.13  Consents  and   Approvals.   In  acting  under  this
Agreement in all matters relative to this Agreement and in approving or consenting to any matter under this Agreement,


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Owner and  Manager  shall act in a  reasonable  manner.  Owner  shall  take into account Manager's advice stemming from its experience as a manager of hotel and casino properties, and conditions prevailing generally in the hotel and casino industry.

        5.     COMPENSATION OF MANAGER.

               5.1 Compensation for Technical Assistance Services. In consideration for all technical assistance services rendered by Manager during the Pre-Opening Period pursuant to this Agreement, Owner shall pay to Manager a fee of $30,000 per month on the first day of each month commencing August 1, 1984 until the Commencement Date, provided that such fee shall be prorated and calculated on a straight line basis for any period less than one month.

               5.2 Basic Compensation for Management Services. In consideration for all services rendered by Manager pursuant to this Agreement on or after the Commencement Date, Owner shall pay to Manager, subject to the provisions of Sections 5.4 and 5.5 of this Agreement, a basic management fee (the "Basic Management Fee") of five (5%) percent of Hotel and Casino Gross Revenues (as hereinafter defined in Section 5.7). The Basic Management Fee shall be payable monthly based on the monthly operating statements prepared in accordance with
Section 4.7 of this Agreement,  subject,  however,  to adjustment as provided in
Section 5.4 of this Agreement.

               5.3 Incentive Management Fees. Subject to the provisions of Sections 5.4 and 5.5 of this Agreement, for each Fiscal Year during the term of this Agreement, Owner shall pay Manager an incentive management fee (the "Incentive Management Fee") of twelve (12%) percent of Hotel and Casino Gross Operating Profits (as hereinafter defined in Section 5.7), which Incentive Management Fee shall be payable annually on the earlier to occur of (a) five


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days after receipt of audited  financial  statements for such Fiscal Year or (b)
120 days after the end of such Fiscal Year.

               5.4 Fee Adjustment. Basic Management Fees paid or payable to Manager prior to the end of any Fiscal Year will be subject to verification and adjustment after receipt of the audited financial statements for the applicable Fiscal Year. The Basic Management Fee, the Incentive Management Fee and the basis upon which they are predicated with respect to any short Fiscal Year shall be prorated and calculated on a straight line basis (for example, five-twelfths (5/12ths) for a five-month Fiscal Year).

               5.5 Subordination of Fees. Notwithstanding anything herein to the contrary, (a) during the three year period commencing on the Commencement Date, no Basic Management Fee in respect of any month shall be payable until all of the principal and interest due and payable during such month with respect to the loan (the "Loan") to Owner pursuant to the Financing Agreement (the "Financing Agreement") to be executed among Owner, the Government Development Bank for Puerto Rico ("GDB") and participating lenders shall have been paid or provided for by Owner, and (b) during the term of GDB's participation in the Loan, no Incentive Management Fee in respect of any Fiscal Year shall be payable without the prior written consent of GDB pursuant to the Financing Agreement.

                      Owner shall pay or provide for the payment, when due, of all principal and interest pursuant to the Financing Agreement to enable the Owner to pay the Basic and Incentive Management Fees provided for by this Agreement, and if such payments pursuant to the Financing Agreement are not made or provided for, Manager may make such payments on behalf of Owner and at Owners' sole expense. Except for the Financing Agreement, Owner


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shall  not,  without  the prior  written  consent  of  Manager,  enter  into any agreement which requires Owner to subordinate the Basic Management Fee or the Incentive Management Fee.

               5.6 Losses. Losses in any Fiscal Year shall be borne exclusively by Owner and shall not reduce the amount of any compensation which Manager may be entitled to receive pursuant to this Agreement for any prior or subsequent Fiscal Year. No part of such loss shall be charged against, recaptured out of or otherwise serve to diminish or affect the Hotel and Casino Gross Operating Profit for any prior or subsequent Fiscal Year.

               5.7    Certain Definitions.  For purposes of this Agreement:

                      5.7.1 "Hotel and Casino Gross Revenues" shall mean all gross revenues from Hotel and casino operations, such as rooms, food and beverage, telephone, telex, casino net wins and other receipts (exclusive of tips, service charges added to a customer's bill or statement in lieu of gratuities, which are payable to Hotel employees, taxes collected and remitted to others, and the value of complementary rooms, food and beverages, except those purchased by the casino) including, without limitation, rentals or other payments from lessees, licensees, or concessionaires (but not including the concessionaires' receipts), minus actual credits and refunds made to customers, guests or patrons. Subject to the foregoing adjustments, Hotel and Casino Gross Revenues shall be determined in accordance with generally accepted accounting principles and the Uniform System of Accounts for Hotels as set forth in Section
3.1 of this Agreement, it being understood that Hotel and Casino Gross Revenues, as used herein, shall mean the same as "net sales" as defined in the said Uniform System of Accounts for Hotels, except that in the event of conflict the definition of "Hotel and Casino Gross Revenues" herein shall be controlling.


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                      5.7.2  "Hotel  and  Casino  Operating  Profits"  shall  be determined by deducting from the sum of Hotel and Casino Gross Revenues all operating expenses, including the deduction of the Basic Management Fee, but prior to deducting (i) premiums for insurance maintained pursuant to Section 6.1 of this Agreement; (ii) depreciation of buildings, plant, furniture, fixtures and equipment; (iii) amortization of pre-opening expenses; (iv) financing costs, including interest charges, principal payments and debt servicing; (v) property taxes and taxes on income; (vi) capital expenditures, including replacement of furniture, fixtures and equipment; and (vii) the Incentive Management Fee.

        6.     INSURANCE.

               6.1 Insurance. Manager shall procure and maintain, on behalf of and at the expense of Owner, at all times during the Pre-Opening Period and the term of this Agreement, all such insurance as Manager and Owner shall deem advisable.

               6.2 Insurance Standards and Requirements. Owner shall advise Manager in writing of the requirements of applicable laws, rules or regulations and third parties having the right to determine insurance requirements for the Hotel, including without limitation, the Financing Agreement, and if Owner so notifies Manager, all insurance procured pursuant to Section 6.1 of this Agreement shall meet or exceed any requirements of such applicable laws, rules or regulations and third parties having the right to determine insurance requirements for the Hotel. Insurance procured hereunder shall be placed with reputable, financially sound insurance companies. All insurance hereunder shall name Manager and Owner as co-insureds and/or additional insureds.


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               6.3    Indemnification.

                      6.3.1 Indemnification of Manager. Owner shall defend and promptly indemnify Manager and save and hold it harmless from, against, for and in respect of and pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, actual attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding, suffered, sustained, incurred or required to be paid by Manager by reason of (a) any breach or failure of any observance or performance of any representation, warranty, covenant, agreement or commitment made by Owner hereunder or relating to or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect, (b) injury or death to persons or damage or destruction of property due to any cause whatsoever, either in or about the Hotel or elsewhere, as a result of the performance of this Agreement by Manager, its agents, officers, directors or employees, or otherwise, irrespective of whether alleged to be caused, wholly or partially, by Manager, its agents, officers, directors or employees or (c) for any money or other property which Manager is required to pay out for any reasons whatsoever in performing its duties under this Agreement, whether the payment is for operating expenses or any other charges or debts incurred or assumed by Manager or any other party, or judgments, settlements, or expenses in defense of any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted or maintained against Manager or Owner, jointly or severally, because of the condition or use of the Hotel, or acts or failures to act of Manager, its agents, officers, directors or employees, or arising out of or based upon any law, regulation, requirement, contract or award. Notwithstanding the foregoing, Owner shall not be liable to Manager pursuant to this


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Section  6.3.1  if any  liability  described  above  results  from  the  willful misconduct of Manager, its officers, directors or employees who are not employed substantially full time in the management or operation of the Hotel.

                      6.3.2 Indemnification of Owner. Manager shall defend and promptly indemnify Owner and save and hold it harmless from, against, for and in respect of and pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, actual attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding, suffered, sustained, incurred or required to be paid by Owner by reason of any injury or death of any person or damage or destruction of property due to the willful misconduct of Manager, its officers, directors or employees who are not employed substantially full time in the management or operation of the Hotel.

                      6.3.3 Procedure for Indemnification.  For purposes of this
Section 6.3, the party entitled to indemnification shall be known as the "Injured Party" and the party required to indemnify shall be known as the "Other Party." If the Other Party shall be obligated to the Injured Party pursuant to this Section 6.3 or if a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Other Party may become obligated to the Injured Party hereunder, the Injured Party shall give prompt written notice to the Other Party of the occurrence of such event. The Other Party shall defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding at the Other Party's own cost and expense. The Injured Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by the counsel of its own choice. If the Other Party fails timely

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



to defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and upon ten days' written notice to the Other Party may make any compromise or settlement thereof and recover the entire cost thereof from the Other Party including without limitation, actual attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

        7.     DAMAGE TO HOTEL AND CONDEMNATION.

               7.1    Casualty Damage.

                      7.1.1 Owner to Restore. Owner shall, subject to the provisions of this Section 7.1, repair, restore, rebuild or replace any damage to, or impairment or destruction of the Hotel from fire or other casualty. If Owner fails to undertake such work within 90 days after the casualty, or shall fail to complete the same diligently, Manager may, but shall not be obligated to, undertake or complete such work for the account of Owner and shall be entitled to repaid therefor, and the proceeds of insurance shall be made available to Manager.

                      7.1.2 Limitation on Restoration. If the Hotel shall be destroyed or substantially destroyed during the term of this Agreement by fire or other casualty and the costs of repairing, restoring, rebuilding and replacing the same shall exceed 120% of the proceeds of the insurance available for such repairing, restoring, rebuilding or replacing, Owner shall have the right and option, upon notice served upon Manager within 60 days after such fire or other casualty, to decide not to make any repair, restoration, rebuilding or replacement and to terminate this Agreement upon 30 days' written notice and the insurance collected shall be distributed as follows: Manager shall be entitled to Manager's Liquidation Share (as hereinafter defined in Section 7.3) determined at the date of damage and Owner shall be entitled to the balance, if any. If the cost of repairing, restoring, rebuilding or replacing the damage, impairment or destruction resulting from such fire or other casualty shall be less than 120% of the proceeds of the insurance available for such repairing, restoring, rebuilding or replacing, Owner shall repair, restore, rebuild or replace such damage, impairment or destruction, unless and to the the extent that Owner and Manager shall otherwise agree. If Owner fails to undertake such work within 90 days after fire or other casualty, or shall fail to complete the same diligently, Manager without prejudice to its rights to repair, restore, rebuild or replace damage, impairment or destruction for and on behalf of Owner and its rights and remedies upon undertaking any such work provided for in this Section 7.1, may, at its election, terminate this Agreement upon five days' notice to Owner and the balance of the insurance collected not previously applied to such restoration, if any, shall be distributed as follows: Manager shall be entitled to an amount equal to Manager's Liquidation Share determined at the date of damage and Owner shall be entitled to the balance, if any.

               7.2    Condemnation.

                      7.2.1 Total Condemnation. If the whole of the Hotel shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, of if such a portion thereof shall be taken or condemned so as to make it imprudent or unfeasible, in Manager's opinion, to use the remaining portion as a hotel of the type and class immediately preceding such taking or condemnation, then in either case, at Manager's election, the term of this Agreement shall cease and terminate as of the date of such taking or condemnation, and any award for such taking or condemnation shall be distributed as follows: Manager shall be entitled to an amount equal to Manager's Liquidation Share determined at the date of such taking or condemnation and Owner shall be entitled to the balance, if any.

                      7.2.2 Partial Condemnation. If only a part of the Hotel shall be taken or condemned and the taking or condemnation of such part does not make it unfeasible or imprudent, in Manager's opinion, to operate the remainder as a hotel of the type and class immediately preceding such taking or condemnation, this Agreement shall not terminate, but out of the condemnation award, so much thereof as shall be reasonably necessary to repair any damage to the Hotel, or any part thereof, or to alter or modify the Hotel, or any part thereof, so as to render the Hotel a complete and satisfactory architectural unit as a hotel and casino of the same type and class as it was immediately preceding the taking or condemnation shall be used for that purpose. The balance of the award, after deduction of the sum necessary for restoration as aforesaid, shall be distributed as follows: Manager shall be entitled to an amount equal to Manager's Liquidation Share at the date of the taking or condemnation multiplied by a fraction, the numerator of which shall be the decrease in square footage of the Hotel as a result of the taking or condemnation and the denominator of which shall be the total square footage in the Hotel prior to such taking or condemnation and Owner shall be entitled to the balance, if any.

               7.3 Manager's Liquidation Share. For purposes of this Article 7, "Manager's Liquidation Share" shall be an amount determined at the date of determination ("Determination Date") as follows: (a) if less than one full Fiscal Year shall have passed since the Commencement Date, Manager's Liquidation Share shall be $5,000,000 or (b) if more than one full Fiscal Year shall have passed at the Determination Date, Manager's Liquidation Share shall be an amount equal to 75% of the sum of the Individual Year Amounts for each Fiscal Year or portion thereof remaining between the Determination Date and the date occurring 20 years after the Commencement Date. The "Individual Year Amount" for any Fiscal Year shall be an amount equal to the average of the Basic Management Fees and the Incentive Management Fees payable to Manager hereunder for the three full Fiscal Years which shall have passed immediately prior to the Determination Date (or the average of all Fiscal Years if at least three full Fiscal Years have not passed prior to the Determination
Date) discounted to the Determination Date assuming an 8% simple interest factor and assuming further that each year's payment would have been made on the first day of such year. The Individual Year Amount for any partial Fiscal Year shall be prorated and calculated on a straight line basis.

        8.     TERMINATION.

               8.1 Right of Termination. Notwithstanding anything herein to the contrary, Manager may terminate this Agreement if Owner shall fail to keep, observe or perform any covenant, agreement or provision of this Agreement required to be kept, observed or performed by Owner, such termination to become effective ten days after Manager served Owner notice of such failure, unless cured by Owner within such period.

               8.2 Payments. Upon termination of this Agreement for any cause, all amounts owing from Owner to Manager pursuant to this Agreement for all periods prior to the date of termination shall become immediately due and payable and Owner shall immediately shall pay Manager an amount equal to Manager's Liquidation Share at the date of termination.

        9.     MISCELLANEOUS.

               9.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

               9.2 Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts has been signed by each of the parties.

               9.3 Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement shall be deemed to have been duly given for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, hand delivered or sent by telegraph or telex as follows:

                                          If to Owner, at

                                          c/o ESJ Hotel Corporation
                                          Williams Electronics, Inc.
                                          767 Fifth Avenue
                                          New York, New York 10153
                                          Attention: Mr. Norman J. Menell

                                          If to Manager, at:

                                          c/o Mr. Hugh A. Andrews
                                          Condado Plaza Hotel
                                          999 Ashford Avenue
                                          San Juan, Puerto Rico 00902
                                          with a copy to:

                                          Golenbock and Barell
                                          645 Fifth Avenue
                                          New York, New York 10022
                                          Attention: Jeffrey N. Siegel, Esq.

or at such other address as any party may specify by notice given to other party in accordance with this Section 9.3. The date of giving of any such notice shall be the date of receipt.

               9.4 Waivers. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

               9.5 Severability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

               9.6 Choice of Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York.

               9.7 Non-Assignability. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of all other parties hereto and any attempt to assign this Agreement shall be void and of no effect.

               9.8 Captions. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                          POSADAS DE SAN JUAN ASSOCIATES
                                             (Owner)

                                          By ESJ HOTEL CORPORATION,
                                              a joint venturer

                                          By: /s/
                                              ----------------------------------
                                              Norman J. Menell, President

                                          WILLIAMS HOSPITALITY MANAGEMENT
                                          CORPORATION (Manager)

                                          By: /s/
                                              ----------------------------------
                                              Hugh A. Andrews, President

                         POSADAS DE SAN JUAN ASSOCIATES
                               999 ASHFORD AVENUE
                              SAN JUAN, PUERTO RICO

                                                   October 25, 1984

Williams Hospitality Management Corporation
999 Ashford Avenue
San Juan, Puerto Rico  00907

Gentlemen:

        Reference is made to the Operating and Management Agreement dated July 31, 1984 between Posadas de San Juan Associates and Williams Hospitality Management Corporation.

        Section 5.5(a) of such Agreement shall be deleted in its entirety and be of no further force and effect and the following shall be substituted therefor:

        "(a) during the four year period commencing on October 25, 1984 and terminating on October 25, 1988, no Basic Management Fee in respect of any month shall be payable until all of the principal and interest due and payable during such month with respect to the loan (the "Loan") to Owner pursuant to the Financing Agreement (the "Financing Agreement") dated October 25, 1984 among Owner, the Government Development Bank for Puerto Rico ("GDB"), First Federal Savings Bank, Banque Paribas and Merrill Lynch, International Bank Incorporated shall have been paid or provided for by Owner,".

        If you are in agreement with the foregoing please execute this letter in the space provided below.

                                         Yours very truly,

                                         POSADAS DE SAN JUAN ASSOCIATES
                                               (Owner)

                                         By ESJ HOTEL CORPORATION
                                            a joint venturer

                                         By: /s/
                                             -----------------------------------
                                             Norman J. Menell, President

AGREED TO AND ACCEPTED
THIS 25TH DAY OF OCTOBER, 1984

WILLIAMS HOSPITALITY MANAGEMENT
  CORPORATION (Manager)

By: /s/
    ---------------------------------
        Hugh A. Andrews, President

                        AMENDMENT OF MANAGEMENT AGREEMENT

               THIS AMENDMENT OF MANAGEMENT AGREEMENT (this "Amendment"), dated as of the 1st day of October 1986, by and between POSADAS de SAN JUAN ASSOCIATES, a New York general partnership, having an office at 187 East Isla Verde Road, Carolina, Puerto Rico (the "Owner") and WILLIAMS HOSPITALITY MANAGEMENT CORPORATION, a Delaware corporation having an office at 999 Ashford Avenue, San Juan, Puerto Rico (the "Manager").

                              W I T N E S S E T H:

               WHEREAS, the Owner and the Manager have entered into that certain Operating and Management Agreement, dated as of July 31, 1984, as amended on October 25, 1984 (the "Management Agreement") pursuant to which the Manager agreed to, among other things, operate and manage the hotel, resort, casino and other facilities commonly known as the El San Juan Hotel and Casino (together with the real property on which the foregoing is located, collectively, the "Hotel and Casino");

               WHEREAS, pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of October 1, 1986 (such agreement, as amended and supplemented from time to time, is called the "Letter of Credit Agreement") among Banque Paribas, a banking corporation organized under the laws of the republic of France, acting through its Houston Agency (the "Bank"), the Puerto Rico Industrial, Medical, Higher Education and Environmental Pollution Control Facilities Financing Authority ("AFICA") and Merrill Lynch International Bank, Incorporated, as agent, the Bank has agreed to issue its Letter of Credit to provide for the payment of the Bonds in accordance with their terms;

               WHEREAS, pursuant to that certain Loan Agreement (the "Loan Agreement") between AFICA and the Owner, dated as of October 1, 1986, AFICA has agreed to loan certain amounts to the Owner and the Owner has agreed to pay certain amounts to AFICA;

               WHEREAS, one of the conditions precedent to the obligation of the Bank to issue the Letter of Credit is the agreement of the Owner and the Manager to amend the Management Agreement in the manner hereinafter appearing;

               WHEREAS, the financing of the Project, as contemplated by the Loan Agreement and the Related Documents, is in furtherance of the purposes of the Management Agreement.

               NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree to amend the Management Agreement as follows:

               The  following   section  is  hereby  added  to  the   Management
Agreement:
               "SECTION 10. AMENDMENT AS OF OCTOBER 1, 1986.

               10.1   Definitions.

               All capitalized terms used in this Section 10 and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement between AFICA and the Owner, dated as of October 1, 1996.

               10.2   Incentive Management Fee.

               The Manager and the Owner hereby agree that any and all amounts due to the Manager as Incentive Management Fees, as defined in Section 5.3 of this Agreement, shall be paid by the Owner to the Manager only from Profit Available for Incentive Management Fees.

To the extent that the Incentive Management Fee exceeds the Profit Available for Incentive Management Fees in any fiscal year of the Owner, the payment of such excess shall be deferred. Amounts so deferred shall be subject to the subordination provisions of Section 6 of the Management Agreement Subordination Agreement, and shall bear interest at a rate of ten percent (10%) per annum compounded annually, and shall be payable in any subsequent fiscal year of the Owner only from Profit Available for Incentive Management Fees.

               10.3   FF&E Reserve.

               (a) During each fiscal year of the Owner, the Manager shall deposit for each calendar month included in such fiscal year an amount equal to
(i) one percent (1%) of Hotel Gross Revenues for such calendar month during the fiscal year of the Owner ending in 1987; (ii) two percent (2%) of Hotel Gross Revenues for such calendar month during the fiscal year ending in 1988; (iii) three percent (3%) of Hotel Gross Revenues for such calendar month during the fiscal years ending in 1989, 1990 and 1991; and (iv) four percent (4%) of Hotel Gross Revenues for each calendar month thereafter, into a fund to be entitled "Furniture, Fixtures and Equipment Reserve Fund," (the "Fund") which Fund shall be maintained on deposit by the Manager in trust for the Owner in an interest-bearing bank account and amounts in the Fund shall not at any time be commingled with other funds of the Owner or the Manager. Interest earned from the amounts on deposit in such Fund, after payment of taxes, if any, as provided below shall be included in computing Profit Available for Incentive Management Fees and shall be distributed to Owner monthly. To the extent that the Manager shall be required to pay any income taxes on such interest as a fiduciary, the same shall be payable out of such Fund. In addition to such payments into such Fund, all proceeds from the sale of FF&E no longer needed for the operation of the Hotel which has not been replaced by similar FF&E shall also be paid into such Fund. Proceeds from the sale of FF&E which is so replaced need not be paid into the Fund.

               (b) The Manager shall, prior to the commencement of each fiscal year, prepare a plan (the "Plan") for the replacements of and additions to FF&E for such year and a budget for the anticipated cost thereof. The Manager shall be entitled to withdraw from such Fund any amounts required to pay the cost of replacements of, and additions to, the FF&E made pursuant to the Plan or otherwise reasonably deemed by the Manager to be necessary or desirable, provided that monies in such Fund shall not be used to make contributions to the cost of replacement or repair of, and additions to, the Operating Equipment. The items of FF&E so replaced or added shall be and become, forthwith upon acquisition and installation and without further act or action, the property of the Owner and part of the Hotel and Casino. Any amounts remaining in such Fund at the end of any fiscal year shall be retained and carried forward to the succeeding fiscal year without reducing the obligation of the Manager to comply with the requirements of subsection (a) of this subsection 10.3 in any succeeding fiscal year.

               (c) The Manager shall not, without the approval of the Owner (which approval shall not be unreasonably withheld), expend any monies for replacements of, or additions to, the FF&E in excess of the amount then existing in the Fund and, notwithstanding anything else to the contrary in this Agreement contained, the Manager's obligations with respect to additions to, or replacements of, FF&E shall be excused to the extent that the amount in such Fund is inadequate to meet such obligations. Amounts expended by the Manager or the Owner for the replacement of or additions to FF&E other than from the Fund shall reduce, dollar for dollar, the amounts next required to be deposited into the Fund, provided that no such reduction shall relieve the Manager of its obligation to make deposits into the Fund for more than 12 consecutive months.

               (d) Except to the extent prevented by causes beyond its reasonable control (including force majeure causes), the Manager shall maintain the Hotel and Casino as a first class luxury resort hotel and in good order and operating condition and make all repairs thereto and shall replace or make additions to Operating Equipment, all as may be necessary in the reasonable judgment of the Manager.

               (e) If structural repairs or changes to the Hotel or alterations, additions or improvements of a non-recurring nature shall be required at any time during the term of the Loan Agreement to maintain the Hotel and Casino in good condition, or by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer or otherwise, or because the Owner and the Agent jointly agree upon the desirability thereof, then in such event all such structural repairs or changes and/or alterations, shall be paid for by the Owner, and shall be made with as little hindrance as possible to the operation of the Hotel and Casino.

               (f) For the purpose of this Section 10, (x) "Furniture, Fixtures and Equipment" or "FF&E" shall mean all of the personal property, furniture, furnishings, wall coverings, floor coverings, fixtures and other property and equipment located on, or used in connection with the Hotel and Casino including all equipment for the operation of kitchens, bars, laundries, office equipment and material handling equipment, but not including Operating Equipment; (y) "Operating Equipment" shall, without limiting its generality, include blankets, linen, uniforms, silver, china, glassware, crockery, kitchen utensils, cleaning equipment, and similar items; and (z) "Hotel Gross Revenue" for any period shall mean "Hotel and Casino Gross Revenue" , as defined in Section 5.7.1 of this Agreement, minus gross revenues from casino operations for such period.

               10.4.         No Other Changes.

               Except as expressly set forth herein, all the terms, covenants and conditions set forth in this Management Agreement shall continue in full force and effect. In the event of any conflict between the terms or provisions of this Section 10 and the terms or provisions of the rest of the Management Agreement this Section 10 shall prevail."

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                WILLIAMS HOSPITALITY MANAGEMENT
                                   CORPORATION

                                By: /s/
                                    -------------------------------------------
                                        Name:
                                        Title:
                                        Date: October ____, 1986

                                POSADAS de SAN JUAN ASSOCIATES

                                By: /s/
                                    -------------------------------------------
                                        Name:
                                        Title:
                                        Date: October ____, 1986

                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE

                               NEW YORK, NY 10036

                               TEL: (212) 782-0700
                               FAX: (212) 730-1964

                             FACSIMILE TRANSMISSION

                                                          DATE: January 21, 1997

PLEASE DELIVER THE FOLLOWING 2 PAGES (INCLUDING THIS COVER PAGE) IMMEDIATELY.

To:         Mr. Timothy J. Burton                  Fax:   (201) 573-2588
Company:    Mercedes-Benz of North America         Tel:   (201) 573-6809
cc:         Mr. Alastair N. Gordon                 Fax:   (203) 325-9800
COMPANY:    Welbilt Corporation                    Tel:   (203) 325-8300
cc:         Mr. Andrew V. Noble                    Fax:   011-44-171-312-2501

COMPANY:    Berisford plc                          Tel:    011-44-171-312-2500

COMMENTS:

        The contract has been signed by Berisford, and a copy of the signature page is sent herewith. Please advise when you will be wiring the deposit, so that we can instruct The Bank of New York to look for it. As soon as the deposit is received in our account, I'll release the contract and will send you two originals by Federal Express. Before the contract is released, I'll (i) sign it for this firm, as Escrow Agent; (ii) date it, and (iii) fill in the closing date. Will you please confirm to me that the closing date is to be 105 days from the date of release of the contract (90 day due diligence period, plus 15 days).

        Thanks.

FROM: Jeffrey B. Stone                             REFERENCE: 99220-002